Exhibit 99.1

Molson Coors Reports Higher Second Quarter 2010 Net Income and Underlying After-Tax Income

DENVER & MONTREAL--(BUSINESS WIRE)--August 3, 2010--Molson Coors Brewing Company (NYSE: TAP; TSX) today reported higher underlying after-tax income(1) for the second quarter 2010, driven by growth in net sales revenue, increased equity income from MillerCoors, favorable foreign exchange, and a lower effective tax rate, partially offset by higher marketing, general and administrative expense. Underlying after-tax income increased 14.2 percent in the second quarter to $234.5 million(2), or $1.25 per diluted share, up from $205.4 million a year ago(3), or $1.11 per diluted share. On a reported basis, income from continuing operations attributable to Molson Coors, net of tax, increased 27.0 percent to $237.8 million or $1.27 per diluted share, driven by higher underlying after-tax income and a mark-to-market gain on the Company’s Foster’s-related swap.

“Our second quarter financial results showed good progress against our strategic priorities of building brands, driving value from innovation, and delivering on our cost-savings targets. Total company underlying earnings increased 14.2 percent on an after-tax basis,” said Peter Swinburn, Molson Coors president and chief executive officer.

“Our brand and innovation strategies supported total-company pricing growth, while cost savings provided the resources to grow profitability despite challenging economic and beer industry conditions. In the U.S., strong cost management and higher net pricing drove double-digit earnings growth. In Canada, although underlying pretax income declined three percent in local currency, we grew volume and market share and reduced our cost of goods sold per hectoliter. In the U.K., profit declined due to a non-cash increase in pension expense, but we achieved solid top-line performance, growing volume and price in the quarter. Although global unemployment remains high, resulting in continued challenging conditions, our strong balance sheet and cost discipline allow us to invest in brands and innovation while driving positive financial performance in the tough times – and leave us well-positioned to take advantage of growth opportunities and to drive exceptional performance as economic conditions improve.”

Second Quarter Highlights

Key operating and financial highlights for the Company’s fiscal second quarter ended June 26, 2010, compared to the fiscal second quarter ended June 28, 2009, include the following:

  Income from continuing operations attributable to Molson Coors net of tax increased 27.0 percent to $237.8 million, or $1.27 per diluted share, driven by increased underlying after-tax income as well as a non-cash mark-to-market gain related to the cash-settled total-return swap the Company arranged with respect to Foster’s common stock in 2008.
  Underlying after-tax income increased 14.2 percent to $234.5 million, or $1.25 per diluted share, due to higher net sales revenue, higher equity income from MillerCoors, favorable foreign exchange, and a lower effective tax rate, partially offset by higher marketing, general and administrative expense.
  Underlying pretax income(1) increased 7.5 percent to $284.5 million.
  Second quarter results include the benefit of favorable foreign currency movements, which increased consolidated underlying pretax income approximately $11 million.
  Molson Coors worldwide beer volume decreased 0.7 percent, driven by a weak U.S. economy, partially offset by volume growth in Canada, the U.K., and International markets.

The Company’s second quarter effective tax rate for income from continuing operations was 18 percent on a reported basis and 17 percent on an underlying basis. The Company estimates that its full-year 2010 effective tax rate will be in the range of 14 percent to 18 percent on an underlying basis.

For the second quarter, Molson Coors achieved $16 million of cost savings as part of its second Resources for Growth (RFG2) cost savings program. Year-to-date, the Company has achieved $31 million against its three-year RFG2 goal of $150 million of cost savings through the end of 2012.

MillerCoors achieved $64 million in synergies and $9 million of other cost savings in the second quarter. Molson Coors benefits from 42 percent of the MillerCoors cost savings.

Molson Coors Brewing Company’s total worldwide beer volume was 13.4 million hectoliters in the quarter, down 0.7 percent, as shown in Table 1 below.

Molson Coors Brewing Company
Table 1: 2010 Second Quarter Worldwide Beer Volume
(In Millions of Hectoliters)
	Thirteen Weeks Ended
	June 26, 2010	June 28, 2009	% Change

Financial Volume:	5.116	5.005	2.2%
Royalty Volume:	0.087	0.077	13.0%
Owned Volume:	5.203	5.082	2.4%
Proportionate Share of Equity Investment Sales-to-Retail(1):	8.234	8.451	(2.6%)
Total Worldwide Beer Volume:	13.437	13.533	(0.7%)

Notes:

(1) Reflects the addition of Molson Coors Brewing Company's proportionate share of equity method subsidiaries
(MillerCoors and Modelo Molson) sales-to-retail for the periods presented, adjusted for comparable trading days, if applicable.

Business Segments

Following are the Company’s second quarter results by business segment:

Canada Business

Canada underlying pretax income in local currency declined 3 percent(4). Continued volume growth and operations cost reductions in the quarter were more than offset by the cost of the Company’s more competitive position this year, along with higher commercial and overhead expenses this year. In U.S. dollars, Canada underlying earnings increased 6.7 percent to $146.5 million in the second quarter, which includes an approximate $15 million benefit of a 13 percent year-over-year increase in the Canadian Dollar versus the U.S. Dollar.

Canada sales-to-retail (STRs) for the calendar quarter ended June 30th increased 2.2 percent. In addition to volume gains from the recently introduced Molson M and Keystone brands, Coors Light and the Molson Canadian brands grew at low-single-digit rates, along with positive growth from the Rickard’s and Creemore brands. This growth was partially offset by a decline in Molson Export, Molson Dry and non-strategic brands. Innovative brand activity during the second quarter, along with the addition of Granville Island volume, helped to increase the Company’s estimated Canada market share by more than one and a half share points versus a year ago. Total Canada beer industry STRs decreased an estimated 1.8 percent in the calendar second quarter, driven in part by Easter holiday timing.

Canada sales volume was 2.5 million hectoliters in the second quarter, up 2.6 percent. Net sales per hectoliter declined 1.3 percent in local currency. This decline was driven by cycling the Company’s less-competitive pricing last year, along with the impact of participating in a more meaningful way in the value segment, which offers lower-than-average net sales per hectoliter.

Cost of goods sold per hectoliter decreased 1.8 percent in local currency in the second quarter. Savings from the RFG2 initiatives reduced cost of goods sold per hectoliter by 3 percentage points, and higher input costs increased the cost of goods sold rate by about 1 percentage point.

Marketing, general and administrative expenses increased 8.8 percent in local currency, driven primarily by increases in commercial and innovation spending, as well as higher marketing and sales administrative expense and the addition of Granville Island overhead costs this year.

Other income decreased $2.5 million in the second quarter due to foreign currency movements.

United Kingdom Business

U.K. underlying pretax income decreased $4.1 million, or 11.1 percent, to $32.7 million. The decrease is due to a $7.1 million non-cash increase in defined-benefit pension expense. The U.K. results in the quarter benefited from strong pricing and higher volumes due to continued brand-building efforts and the benefits of continuing to leverage the Company’s contract brewing arrangement. The U.K. second quarter results were adversely impacted by approximately $2 million of foreign exchange due to a 3 percent devaluation of the British Pound versus the U.S. Dollar.

The U.K. volume trend improved significantly, with owned-brand volume increasing by 0.7 percent in the quarter, versus a nearly 11 percent decline last quarter. As a result of the Company’s strategic brands being stocked by all the major grocery chains this year, the Company grew strong volume and share in the off-premise channel. Volume in the quarter also benefited from increased sales during June due to good weather and the FIFA World Cup. The Company’s overall volume trend was closer to the market this quarter, with total U.K. beer industry volume increasing approximately 3 percent in the second quarter.

Net sales per hectoliter of owned brands increased 9 percent in local currency, with approximately 5 percentage points driven by higher pricing, and 4 percentage points driven by positive sales mix, predominantly due to the impact of channel mix, and the addition of Cobra beginning late in the second quarter last year.

Cost of goods sold per hectoliter of owned brands increased 11 percent in local currency in the second quarter. Excluding the incremental defined-benefit pension expense, cost of goods sold per hectoliter increased 8 percent, with 6 percentage points due to mix, driven by a higher percentage of off-premise sales and the addition of Cobra, and 2 percentage points due to costs related to a recall of a limited number of units of the recently launched Home Draught packages.

Marketing, general and administrative expense increased 14 percent in local currency, with 5 percentage points due to higher defined-benefit pension expense, and the balance due to higher marketing and information systems investments, as well as the cost of adding the Cobra sales force.

United States Business (MillerCoors)(5)

Molson Coors underlying U.S. segment pretax income increased 14.2 percent to $163.0 million in the second quarter, driven by MillerCoors results.

MillerCoors Operating and Financial Highlights

For the quarter, underlying net income attributable to MillerCoors, excluding special items, increased 19.8 percent to $389.7 million due to strong innovation, solid pricing gains, delivery of synergies, and lower marketing, general and administrative costs, which were partially offset by soft volumes.

MillerCoors domestic STRs declined 2.4 percent. Helped by MillerCoors premium light, craft and import brands, the second quarter STR trends improved from the first quarter, which was down 4.0 percent. Domestic sales-to-wholesalers declined 3.5 percent in the second quarter, driven primarily by lower STRs.

MillerCoors total net revenue decreased 0.1 percent to $2.134 billion. Excluding contract brewing and MillerCoors-owned distributor sales, domestic net revenue decreased 0.8 percent to $1.980 billion. Domestic net revenue per hectoliter increased 2.8 percent, driven by firm net pricing and slightly favorable sales mix. Third-party contract brewing volumes increased 3.0 percent.

Cost of goods sold per hectoliter increased 1.6 percent, reflecting a significant trend improvement versus the first quarter. This increase was driven by higher freight rates, product mix and increases in promotional packaging, which were largely offset by the continued delivery of synergies and cost savings.

Marketing, general and administrative expense decreased by 9.3 percent, primarily due to synergies and lower marketing spending.

Depreciation and amortization expenses for MillerCoors in the second quarter were $71 million, and additions to tangible and intangible assets totaled $58 million.

International and Corporate

The underlying pretax loss for International and Corporate was $57.7 million, a 10.7 percent increase driven primarily by higher interest expense.

The Company’s International business grew volume more than 24 percent, driven by sales in China, Latin America and Europe. Marketing, general and administrative expense for International was $13.1 million in the quarter, an increase of $0.5 million due to brand investments in priority international markets.

Corporate general and administrative expense was $27.8 million in the second quarter, a decrease of $2.8 million, primarily driven by lower incentive compensation expense this year.

Corporate net interest expense was $27.1 million in the second quarter, an increase of $5.1 million primarily due to year-over-year appreciation of the Canadian Dollar versus the U.S. Dollar.

In the quarter, Corporate other income of $23.3 million was primarily driven by a $21.9 million mark-to-market gain related to the Foster’s cash-settled total-return swap.

Special and Other Non-Core Items

The following special and other non-core items have been excluded from underlying earnings.

During the second quarter 2010, the Company reported net special charges of $15.8 million pretax, which was composed primarily of a software impairment charge in Canada of $12.4 million, a Canadian retiree pension charge of $2.0 million, U.K. outside services and restructuring charges of $0.7 million, China joint venture costs of $0.5 million, and Edmonton Brewery closure costs of $0.2 million.

Other non-core items in the quarter included a $21.9 million non-cash mark-to-market gain related to the cash-settled total-return swap the Company arranged with respect to Foster’s common stock in 2008, and a $0.1 million environmental litigation reserve, both in Corporate other expense.

During the second quarter of 2010, MillerCoors special items reflect a net benefit of $1.5 million, driven largely by a reduction in estimates for integration, relocation and retention costs incurred as a result of the formation of MillerCoors. This equates to a $0.6 million benefit at Molson Coors’ 42 percent economic ownership share.

Discontinued Operations

The Company reports results associated with its former Brazilian business, Cervejarias Kaiser Brazil S.A., as discontinued operations. During the second quarter, the Company reported a loss of $0.6 million from discontinued operations due to the impact of unfavorable foreign exchange movements on the remaining Kaiser indemnity estimates.

2010 Second Quarter Earnings Conference Call

Molson Coors Brewing Company will conduct an earnings conference call with financial analysts and investors at 11:00 a.m. Eastern Time today to discuss the Company’s second quarter results. The Company will provide a live webcast of the earnings call.

The Company will also host an online, real-time webcast of an Investor Relations Follow-up Session with financial analysts at 2:00 p.m. Eastern Time. Both webcasts will be accessible via the Company’s website, www.molsoncoors.com. Online replays of the webcasts will be available until 11:59 p.m. Eastern Time on November 2, 2010. The Company will post this release and related financial statements on its website today.

Footnotes:

(1) The Company calculates non-GAAP underlying income by excluding special and other non-core items from the nearest U.S. GAAP earnings measure. To calculate underlying income in the second quarter of 2010, the Company excluded non-core gains, losses and expenses, particularly related to changes in the value of our Foster’s cash-settled total-return swap, an environmental litigation reserve, MillerCoors integration, as well as net special charges of $15.8 million pretax. For further details, please see the section “Special and Other Non-Core Items”, along with tables for reconciliations to the nearest U.S. GAAP measures.

(2) All $ amounts are in U.S. Dollars, unless otherwise indicated.

(3) Unless otherwise indicated, all comparative results are versus the comparable prior year period.

(4) Note that local currency results for Canada exclude the $4.0 million negative impact of foreign currency hedges in Other (Expense) Income, net, as it is meaningful to consider those hedges only when viewing the Canada segment in U.S. dollars.

(5) MillerCoors, a U.S. joint venture of Molson Coors Brewing Company and SABMiller plc, was launched on July 1, 2008. Molson Coors has a 42 percent economic interest in MillerCoors, which is accounted for using the equity method. Molson Coors’ interest in MillerCoors results, along with certain adjustments under U.S. GAAP, is reflected in “Equity Income in MillerCoors.” This release includes reconciliation from MillerCoors Net Income to Molson Coors Brewing Company Equity Income in MillerCoors and Non-GAAP U.S. Segment Underlying Pretax Income (see Table 5).

Forward-Looking Statements

This press release includes estimates or projections that constitute “forward-looking statements” within the meaning of the U.S. federal securities laws. Generally, the words “believe,” expect,” intend,” anticipate,” “project,” “will,” and similar expressions identify forward-looking statements, which generally are not historic in nature. Although the Company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Important factors that could cause actual results to differ materially from the Company’s historical experience, and present projections and expectations are disclosed in the Company’s filings with the Securities and Exchange Commission (“SEC”). These factors include, among others, pension plan costs; availability or increase in the cost of packaging materials; our ability to maintain manufacturer/distribution agreements; impact of competitive pricing and product pressures; our ability to implement our strategic initiatives, including executing and realizing cost savings; changes in legal and regulatory requirements, including the regulation of distribution systems; increase in the cost of commodities used in the business; our ability to maintain brand image, reputation and product quality; our ability to maintain good labor relations; changes in our supply chain system; additional impairment charges; the impact of climate change and the availability and quality of water; the ability of MillerCoors to integrate operations and technologies; lack of full-control over the operations of MillerCoors; the ability of MillerCoors to maintain good relationships with its distributors; and other risks discussed in our filings with the SEC, including our Annual Report on Form 10-K for the year-ended December 26, 2009, which are available from the SEC. All forward-looking statements in this press release are expressly qualified by such cautionary statements and by reference to the underlying assumptions. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise.

Reconciliations to Nearest U.S. GAAP Measures

Molson Coors Brewing Company
Table 2: 2010 Second Quarter Underlying After-Tax Income
(After-Tax Income From Continuing Operations, Excluding Special and Other Non-Core Items)
($ In Millions, Except Per Share Data)
(Note: Some numbers may not sum due to rounding.)
	2010 2nd Q	2009 2nd Q
U.S. GAAP: Income from continuing operations attributable to MCBC, net of tax:	237.8	187.3
Per diluted share:	$ 1.27	$ 1.01
Add back: Pretax special items - net	15.8	7.1
(Less)/add back: (Gain)/loss related to the cash-settled total return swap (1)	(21.9)	12.9
Add back: Environmental litigation reserve (1)	0.1	1.0
(Less)/add back: Proportionate share of MillerCoors pretax special items - net (2)	(0.6)	8.6
Add back/(less): Tax effects related to special and other non-core items	3.3	(11.5)
Non-GAAP: Underlying after-tax income:	234.5	205.4
Per diluted share:	$ 1.25	$ 1.11
Notes:
(1) Included in Other Income (Expense), net
(2) Included in Equity Income in MillerCoors, but excluded from non-GAAP underlying pretax income

Molson Coors Brewing Company
Table 3: 2010 Second Quarter Underlying Pretax Income
(Pretax Income From Continuing Operations, Excluding Special and Other Non-Core Items)
($ In Millions)
(Note: Some numbers may not sum due to rounding.)
	Business				Total
	Canada	U.S.	U.K.	MCI and Corporate	Consolidated
U.S. GAAP: 2010 2nd Q Income (loss) from continuing operations before income taxes	$ 131.9	$ 163.6	$ 32.0	$ (36.4)	$ 291.1
Add back: Pretax special items - net	14.6	-	0.7	0.5	15.8
(Less): Gain related to the cash-settled total return swap (1)	-	-	-	(21.9)	(21.9)
Add back: Environmental litigation reserve (1)	-	-	-	0.1	0.1
(Less): Proportionate share of MillerCoors pretax special items - net (2)	-	(0.6)	-	-	(0.6)
Non-GAAP: 2010 2nd Q underlying pretax income (loss)	$ 146.5	$ 163.0	$ 32.7	$ (57.7)	$ 284.5
Percent change 2010 2nd Q vs. 2009 2nd Q underlying pretax income (loss)	6.7%	14.2%	-11.1%	-10.7%	7.5%
U.S. GAAP: 2009 2nd Q Income (loss) from continuing operations before income taxes	$ 136.4	$ 134.1	$ 30.0	$ (65.4)	$ 235.1
Add back/(less): Pretax special items – net	0.9	-	6.8	(0.6)	7.1
Add back: Loss related to the cash-settled total return swap (1)	-	-	-	12.9	12.9
Add back: Environmental litigation reserve (1)	-	-	-	1.0	1.0
Add back: Proportionate share of MillerCoors pretax special items - net (2)	-	8.6	-	-	8.6
Non-GAAP: 2009 2nd Q underlying pretax income (loss)	$ 137.3	$ 142.7	$ 36.8	$ (52.1)	$ 264.7
Notes:
(1) Included in Other Income (Expense), net
(2) Included in Equity Income in MillerCoors, but excluded from non-GAAP underlying pretax income

MillerCoors LLC
Table 4: 2010 Second Quarter Underlying Net Income
(Net Income, Excluding Special Items)
(In Millions)
	Three Months Ended		Six Months Ended
	June 30, 2010	June 30, 2009	June 30, 2010	June 30, 2009

U.S. GAAP - Net income attributable to MillerCoors:	$ 391.2	$ 304.9	$ 599.8	$ 510.9
(Less)/add back: Special items, net	(1.5)	20.4	7.1	30.8
Non-GAAP - Underlying net income:	$ 389.7	$ 325.3	$ 606.9	$ 541.7

Pretax and after-tax underlying income should be viewed as a supplement to — not a substitute for — our results of operations presented on the basis of accounting principles generally accepted in the United States. Our management uses underlying income as a measure of operating performance to assist in comparing performance from period to period on a consistent basis; as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; and in communications with the board of directors, stockholders, analysts and investors concerning our financial performance. We believe that underlying income performance is used by and is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to evaluate our performance without regard to items such as special items, which can vary substantially from company to company depending upon accounting methods and book value of assets and capital structure.

Molson Coors Brewing Company
Table 5: Reconciliation of Net Income Attributable to MillerCoors to MCBC U.S. Segment Underlying Pretax Income (Pretax Income, Excluding Special Items)

(In Millions)
(Note: Some numbers may not sum due to rounding.)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 26, 2010	June 28, 2009	June 26, 2010	June 28, 2009
Net Income Attributable to MillerCoors	$ 391.2	$ 304.9	$ 599.8	$ 510.9
Multiply: MCBC economic interest % in MillerCoors	42%	42%	42%	42%
MCBC proportionate share of MillerCoors net income	$ 164.3	$ 128.1	$ 251.9	$ 214.6
Add: Accounting policy elections (1)	-	-	-	7.3
(Less)/Add: Amortization of the difference between MCBC contributed cost basis and the underlying equity in net assets of MillerCoors (2)	(0.6)	3.9	1.9	6.9
(Less)/Add: Share-based compensation adjustment (3)	(0.1)	2.1	0.8	2.4
Equity Income in MillerCoors (reported)	$ 163.6	$ 134.1	$ 254.6	$ 231.2
(Less)/Add: Proportionate share of MillerCoors special items (4)	(0.6)	8.6	3.0	12.9
(Less): Accounting policy elections (1)	-	-	-	(7.3)
U.S. Segment Underlying Pretax Income (Non-GAAP)	$ 163.0	$ 142.7	$ 257.6	$ 236.8

Notes:

(1) MillerCoors made its initial accounting policy elections upon formation, impacting certain asset and liability balances. These adjustments reflect the impact to MCBC's investment in MillerCoors, which is based upon MCBC's contributed assets and liabilities.

(2) MCBC’s net investment in MillerCoors is based on the carrying values of the net assets it contributed to the joint venture. MCBC’s investment basis in MillerCoors is less than
MCBC's underlying equity (42%) in the total net assets of MillerCoors (contributed by both Coors and Miller) by approximately $629 million. This amount is being amortized over a period of time represented primarily by the remaining useful lives of long-lived assets giving rise to the difference. For non-depreciable assets, such as goodwill, no adjustment will be recorded to the MillerCoors equity method income unless there is an impairment.

(3) The net adjustment is to record all stock-based compensation associated with preexisting equity awards to be settled in MCBC Class B common stock held by former CBC employees now employed by MillerCoors and eliminate all stock-based compensation impacts related to preexisting SABMiller equity awards held by former Miller employees now employed by MillerCoors. The adjustment is to recognize the additional 58% of the stock-based compensation costs associated with those awards recognized and reported by
MCBC's U.S. business and eliminate all of the costs associated with equity awards to be settled in SABMiller equity.

(4) MillerCoors Q2 2010 Special Items of $1.5 million, multiplied by MCBC's proportionate share of MillerCoors at 42%, equals $0.6 million. MillerCoors Q2 2009 Special Items of
($20.4) million, multiplied by MCBC's proportionate share of MillerCoors at 42%, equals ($8.6) million. MillerCoors first half of 2010 Special Items of ($7.1), multiplied by
MCBC's proportionate share at 42% equals ($3.0) million. MillerCoors first half of 2009 Special Items of ($30.8), multiplied by MCBC's proportionate share at 42% equals ($12.9) million.

Molson Coors Brewing Company and Subsidiaries
Table 6: Condensed Consolidated Statements of Operations
(In Millions, Except Per Share Data)
(Unaudited)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 26, 2010	June 28, 2009	June 26, 2010	June 28, 2009

Volume in hectoliters	5.116	5.005	8.871	8.901

Sales	$ 1,282.6	$ 1,160.4	$ 2,229.6	$ 1,984.6
Excise taxes	(399.3)	(361.5)	(685.3)	(626.7)
Net sales	883.3	798.9	1,544.3	1,357.9
Cost of goods sold	(474.8)	(432.6)	(879.2)	(778.7)
Gross profit	408.5	366.3	665.1	579.2
Marketing, general and administrative expenses	(261.2)	(230.0)	(498.7)	(412.6)
Special items, net	(15.8)	(7.1)	(18.4)	(17.3)
Equity income in MillerCoors	163.6	134.1	254.6	231.2
Operating income	295.1	263.3	402.6	380.5
Interest expense, net	(25.4)	(19.9)	(49.8)	(39.8)
Other income (expense), net	21.4	(8.3)	12.8	(26.8)
Income from continuing operations before income taxes	291.1	235.1	365.6	313.9
Income tax expense	(52.2)	(47.3)	(63.9)	(46.0)
Income from continuing operations	238.9	187.8	301.7	267.9
(Loss) income from discontinued operations, net of tax	(0.6)	-	42.0	(3.9)
Net income	238.3	187.8	343.7	264.0
Less: Net income attributable to noncontrolling interests	(1.1)	(0.5)	(1.9)	(1.0)
Net income attributable to MCBC	$ 237.2	$ 187.3	$ 341.8	$ 263.0

Basic income (loss) per share:
From continuing operations attributable to MCBC	$ 1.28	$ 1.02	$ 1.61	$ 1.45
From discontinued operations attributable to MCBC	-	-	0.23	(0.02)
Basic net income per share	$ 1.28	$ 1.02	$ 1.84	$ 1.43

Diluted income (loss) per share:
From continuing operations attributable to MCBC	$ 1.27	$ 1.01	$ 1.60	$ 1.44
From discontinued operations attributable to MCBC	-	-	0.23	(0.02)
Diluted net income per share	$ 1.27	$ 1.01	$ 1.83	$ 1.42

Weighted average shares - basic	185.7	184.2	185.6	184.0
Weighted average shares - diluted	187.4	185.4	187.2	185.2

Dividends per share	$ 0.28	$ 0.24	$ 0.52	$ 0.44

Amount attributable to MCBC
Income from continuing operations, net of tax	$ 237.8	$ 187.3	$ 299.8	$ 266.9
(Loss) income from discontinued operations, net of tax	(0.6)	-	42.0	(3.9)
Net income attributable to MCBC	$ 237.2	$ 187.3	$ 341.8	$ 263.0

Molson Coors Brewing Company and Subsidiaries
Table 7: Canada Segment Results of Operations
(In Millions)
(Unaudited)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 26, 2010	June 28, 2009	June 26, 2010	June 28, 2009

Volume in hectoliters	2.464	2.402	4.285	4.165

Sales	$ 707.3	$ 614.3	$ 1,217.2	$ 1,036.1
Excise taxes	(165.5)	(143.3)	(285.2)	(240.4)
Net sales	541.8	471.0	932.0	795.7
Cost of goods sold	(265.1)	(231.1)	(485.5)	(418.5)
Gross profit	276.7	239.9	446.5	377.2
Marketing, general and administrative expenses	(128.9)	(103.8)	(241.3)	(187.3)
Special items, net	(14.6)	(0.9)	(16.5)	(9.0)
Operating income	133.2	135.2	188.7	180.9
Other (expense) income, net	(1.3)	1.2	(2.5)	5.5
Income before income taxes	$ 131.9	$ 136.4	$ 186.2	$ 186.4

Molson Coors Brewing Company and Subsidiaries
Table 8: United Kingdom Segment Results of Operations
(In Millions)
(Unaudited)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 26, 2010	June 28, 2009	June 26, 2010	June 28, 2009

Volume in hectoliters	2.493	2.475	4.294	4.496

Sales	$ 552.4	$ 526.1	$ 972.5	$ 912.4
Excise taxes	(231.9)	(216.4)	(397.0)	(383.3)
Net sales	320.5	309.7	575.5	529.1
Cost of goods sold	(197.5)	(191.5)	(372.1)	(341.4)
Gross profit	123.0	118.2	203.4	187.7
Marketing, general and administrative expenses	(91.4)	(82.9)	(171.5)	(149.9)
Special items, net	(0.7)	(6.8)	(1.3)	(7.7)
Operating income	30.9	28.5	30.6	30.1
Interest income, net	1.7	2.1	3.5	4.1
Other expense, net	(0.6)	(0.6)	(0.6)	(1.6)
Income before income taxes	$ 32.0	$ 30.0	$ 33.5	$ 32.6

Molson Coors Brewing Company and Subsidiaries
Table 9: Molson Coors International and Corporate Results of Operations
(In Millions)
(Unaudited)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 26, 2010	June 28, 2009	June 26, 2010	June 28, 2009

Volume in hectoliters	0.159	0.128	0.292	0.240

Sales	$ 22.9	$ 20.0	$ 39.9	$ 36.1
Excise taxes	(1.9)	(1.8)	(3.1)	(3.0)
Net Sales	21.0	18.2	36.8	33.1
Cost of goods sold	(12.2)	(10.0)	(21.6)	(18.8)
Gross profit	8.8	8.2	15.2	14.3
Marketing, general and administrative expenses	(40.9)	(43.3)	(85.9)	(75.4)
Special items, net	(0.5)	0.6	(0.6)	(0.6)
Operating loss	(32.6)	(34.5)	(71.3)	(61.7)
Interest expense, net	(27.1)	(22.0)	(53.3)	(43.9)
Other income (expense), net	23.3	(8.9)	15.9	(30.7)
Loss before income taxes	$ (36.4)	$ (65.4)	$ (108.7)	$ (136.3)

MillerCoors LLC (1)
Table 10: Results of Operations
(In Millions)
(Unaudited)
	Three Months Ended		Six Months Ended
	June 30, 2010	June 30, 2009	June 30, 2010	June 30, 2009

Volume in hectoliters	22.275	22.938	40.145	41.360

Sales	$ 2,485.8	$ 2,499.4	$ 4,469.6	$ 4,505.1
Excise taxes	(351.7)	(362.7)	(634.6)	(652.5)
Net sales	2,134.1	2,136.7	3,835.0	3,852.6
Cost of goods sold	(1,284.8)	(1,302.3)	(2,363.4)	(2,352.2)
Gross profit	849.3	834.4	1,471.6	1,500.4
Marketing, general and administrative expenses	(454.0)	(500.6)	(855.2)	(942.4)
Special items, net	1.5	(20.4)	(7.1)	(30.8)
Operating income	396.8	313.4	609.3	527.2
Other income (expense), net	1.0	(0.2)	3.3	(0.7)
Income before income taxes	397.8	313.2	612.6	526.5
Income tax expense	(2.4)	(2.5)	(3.8)	(4.6)
Net income	395.4	310.7	608.8	521.9
Less: Net income attributable to noncontrolling interests	(4.2)	(5.8)	(9.0)	(11.0)
Net income attributable to MillerCoors	$ 391.2	$ 304.9	$ 599.8	$ 510.9

Notes:

(1) Economic ownership of MillerCoors is 58% held by SABMiller and 42% held by Molson Coors. See Table 5 in the release for a reconciliation from MillerCoors net income to
 Molson Coors equity income in MillerCoors.

Molson Coors Brewing Company and Subsidiaries
Table 11: Condensed Consolidated Balance Sheets
(In Millions)
(Unaudited)

	As of
	June 26, 2010	December 26, 2009
Assets

Cash and cash equivalents	$ 798.6	$ 734.2
Receivables, net	784.5	717.2
Inventories, net	233.7	236.2
Other, net	106.7	75.2
Total current assets	1,923.5	1,762.8

Properties, net	1,240.0	1,292.5
Goodwill and intangibles, net	5,990.3	6,009.7
Investment in MillerCoors	2,652.0	2,613.6
Other, net	301.6	342.5
Total assets	$ 12,107.4	$ 12,021.1

Liabilities and Equity

Accounts payable	$ 178.4	$ 210.3
Accrued expenses and other	1,089.4	1,070.3
Current portion of long-term debt and short-term borrowings	300.0	300.3
Total current liabilities	1,567.8	1,580.9

Long-term debt	1,433.3	1,412.7
Pension and post-retirement benefits	795.2	823.8
Other, net	990.8	1,110.9
Total liabilities	4,787.1	4,928.3

Total MCBC stockholders' equity	7,306.1	7,079.6
Noncontrolling interests	14.2	13.2
Total equity	7,320.3	7,092.8
Total liabilities and equity	$ 12,107.4	$ 12,021.1

Molson Coors Brewing Company and Subsidiaries
Table 12: Condensed Consolidated Statements of Cash Flows
(In Millions)
(Unaudited)

	Twenty-Six Weeks Ended
	June 26, 2010	June 28, 2009

Cash flows from operating activities:
Net income	$ 343.7	$ 264.0
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	92.0	88.8
Equity income in MillerCoors	(254.6)	(231.2)
Distributions from MillerCoors	254.6	250.3
Change in working capital and other, net	(40.1)	(19.4)
Net cash provided by operating activities	395.6	352.5

Cash flows from investing activities:
Additions to properties and intangible assets	(51.4)	(45.2)
Proceeds from sales of assets and businesses, net	2.0	2.6
Deconsolidation of Brewers' Retail, Inc.	-	(26.1)
Payment on discontinued operations	(96.0)	-
Investment in MillerCoors, net	(623.7)	(212.1)
Return of capital from MillerCoors	569.3	92.8
Other, net	(32.5)	(22.3)
Net cash used in investing activities	(232.3)	(210.3)

Cash flows from financing activities:
Exercise of stock options under equity compensation plans	7.1	13.4
Dividends paid	(97.6)	(81.4)
Net repayments of debt	(5.0)	(0.3)
Other, net	(2.5)	6.3
Net cash used in financing activities	(98.0)	(62.0)

Cash and cash equivalents:
Net increase in cash and cash equivalents	65.3	80.2
Effect of foreign exchange rate changes on cash and cash equivalents	(0.9)	(0.2)
Balance at beginning of year	734.2	216.2
Balance at end of period	$ 798.6	$ 296.2

CONTACT:
Molson Coors Brewing Company
News Media:
Colin Wheeler, 303-927-2443
or
Investor Relations
Dave Dunnewald, 303-927-2334
Leah Ramsey, 303-927-2397